Exhibit 99.1

TRIBUNE MEDIA COMPANY ANNOUNCES SUCCESSFUL CONSENT

SOLICITATION WITH RESPECT TO ITS 5.875% SENIOR NOTES DUE 2022

CHICAGO and BALTIMORE (June 22, 2017) — Tribune Media Company (NYSE: TRCO) (“Tribune”) today announced the expiration, on June 21, 2017, and results of its consent solicitation with respect to its 5.875% Senior Notes due 2022 (CUSIP No. 896047 AH0) (the “Notes”).

Tribune received consents from holders of $1,025,584,000 in principal amount of Notes, representing 93.23% in principal amount of the Notes outstanding. Tribune undertook the consent solicitation at the request and expense of Sinclair Broadcast Group, Inc. (Nasdaq: SBGI) (“Sinclair”) in accordance with the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 8, 2017, pursuant to which Samson Merger Sub Inc., a wholly-owned subsidiary of Sinclair, will be merged with and into Tribune (the “Merger”), with Tribune surviving the merger as a wholly-owned subsidiary of Sinclair. Immediately following the Merger, Tribune will merge with and into Sinclair Television Group, Inc. (“STG”), a wholly-owned subsidiary of Sinclair, with STG surviving the merger (the “STG Merger”). The Merger, the STG Merger and the related financings and other transactions related thereto are referred to collectively as the “Transactions.”

In conjunction with receiving the requisite consents, Tribune and The Bank of New York Mellon Trust Company, N.A., as trustee for the Notes, entered into the fourth supplemental indenture (the “Supplemental Indenture”) to the indenture governing the Notes, dated as of June 24, 2015 (as supplemented and amended, the “Indenture”), to effect the proposed amendments to (i) eliminate any requirement for Tribune to make a “Change of Control Offer” (as defined in the Indenture) to holders of Notes in connection with the Transactions, (ii) clarify the treatment under the Indenture of the proposed structure of the Transactions and to facilitate the integration of Tribune and its subsidiaries and the Notes with and into Sinclair’s debt capital structure, and (iii) eliminate the expense associated with producing and filing with the Securities and Exchange Commission (the “SEC”) separate financial reports for STG, as successor issuer of the Notes, if Sinclair or any other parent entity of the successor issuer of the Notes, in its sole discretion, provides an unconditional guarantee of the payment obligations of the successor issuer under the Notes (collectively, the “Proposed Amendments”). The Supplemental Indenture became effective immediately upon execution, but the Proposed Amendments will not become operative until immediately prior to the effective time of the Merger.

On June 22, 2017, Sinclair paid an aggregate cash payment of $8,250,000 (the “Consent Fee”) to MacKenzie Partners, Inc., as paying agent for the benefit of the consenting holders of Notes, pro rata to such consenting holders in accordance with the aggregate principal amount of Notes for which consents were validly delivered (and not revoked) in accordance with the conditions of the consent solicitation. Based on the consents received, the Consent Fee was allocated to the consenting holders of Notes in an amount equal to approximately $8.04 for each $1,000 principal amount of Notes for which consents were validly delivered (and not revoked).

About Tribune Media Company:

Tribune Media Company (NYSE: TRCO) is home to a diverse portfolio of television and digital properties driven by quality news, entertainment and sports programming. Tribune is comprised of Tribune Broadcasting’s 42 owned or operated local television stations reaching approximately 50 million households, national entertainment cable network WGN America, whose reach is approximately 80 million households, Tribune Studios, and a variety of digital applications and websites commanding 60 million monthly unique visitors online. Tribune also includes Chicago’s WGN-AM and the national multicast networks Antenna TV and THIS TV. Additionally, Tribune owns and manages a significant number of real estate properties across the U.S. and holds a variety of investments, including a 32% interest in CareerBuilder, LLC and a 31% interest in Television Food Network, G.P., which operates Food Network and Cooking Channel.

About Sinclair Broadcast Group, Inc.:

Sinclair is one of the largest and most diversified television broadcasting companies in the country. Pro forma for the Tribune acquisition (before any related divestitures) and all previously announced pending transactions, Sinclair will own, operate and/or provide services to 233 television stations in 108 markets. Sinclair has multiple emerging networks as well as being affiliated with all the major networks. Sinclair is a leading local news provider in the country and a producer of live sports content. Sinclair’s content is delivered via multiple-platforms, including over-the-air, multi-channel video program distributors, and digital platforms.

Forward-Looking Statements:

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to Tribune’s and Sinclair’s objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that Tribune and Sinclair intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by Tribune’s and Sinclair’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and Tribune and Sinclair undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: risks and uncertainties discussed in the reports that Tribune and Sinclair have filed with the SEC; general economic, market, or business conditions; risks associated with the ability to consummate the Merger between Tribune and Sinclair and the timing of the closing of the Merger; the risk that a regulatory approval that may be required for the Merger is delayed, is not obtained or is obtained subject to conditions that are not anticipated; pricing fluctuations in local and national advertising; future regulatory actions and conditions in the television stations’ operating areas; competition from others in the broadcast television markets; volatility in programming costs; the ability to successfully integrate Tribune’s and Sinclair’s operations and employees; the ability to realize anticipated benefits and synergies of the Merger; the potential impact of announcement of the Merger or consummation of the Merger and related transactions on relationships, including with employees, customers and competitors; and other circumstances beyond Tribune’s and Sinclair’s control. Refer to the section entitled “Risk Factors” in Tribune’s and Sinclair’s annual and quarterly reports filed with the SEC and in the Form S-4 to be filed by Sinclair with the SEC at a future date for a discussion of important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements.

No Offer or Solicitation / Additional Information and Where to Find It:

This communication is for information purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This communication is being made in connection with a proposed Merger involving Sinclair and Tribune. In connection with the proposed Merger, Tribune and Sinclair intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 to be filed by Sinclair that will include a preliminary proxy statement of Tribune and that will also constitute a prospectus of Sinclair. The information in the preliminary proxy statement/prospectus will not be complete and may be changed. Tribune will deliver the definitive proxy statement to its shareholders as required by applicable law. This communication is not a substitute for any prospectus, proxy statement or any other document that may be filed with the SEC in connection with the proposed Merger.

INVESTORS AND SECURITY HOLDERS OF SINCLAIR AND TRIBUNE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Sinclair (when they become available) may be obtained free of charge on Sinclair’s website at www.sbgi.net or by directing a written request to Sinclair at 10706 Beaver Dam Road, Hunt Valley, MD 21030, Attention: Lucy A. Rutishauser. Copies of documents filed with the SEC by Tribune (when they become available) may be obtained free of charge on Tribune’s website at www.tribunemedia.com.

Participants in the Merger Solicitation:

Tribune and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Tribune stockholders in connection with the proposed transaction is set forth in the proxy statement/prospectus described above filed with the SEC. Additional information regarding Tribune’s executive officers and directors is included in Tribune’s proxy statement for its 2017 annual meeting of shareholders filed with the SEC on March 24, 2017 which can be obtained free of charge from the sources indicated above.

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Sinclair Investor Contact:

Lucy Rutishauser, SVP & CFO

(410) 568-1500

Tribune Media Contact:

Gary Weitman, SVP, Corporate Relations

(312) 222-3394

Tribune Media Investor Contact:

Jamie Arestia, Director, Investor Relations

(646) 563-8296